UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

OSL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214, Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 363-6776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 12, 2014, the Registrant issued to a certain unaffiliated party a total of 100,000 shares of its restricted common stock valued at $0.050 as a signing bonus on a consulting agreement.

On June 15, 2014, the Registrant issued to a certain unaffiliated party a total of 2,500,000 shares of its restricted common stock valued at $0.010 for settlement of a promissory note with the Company.

On July 9, 2014, the Registrant issued to a certain unaffiliated party a total of 71,428 shares of its restricted common stock valued at $0.070 in lieu of payment of $5,000.

On July 14, 2014, the Registrant made three separate issuances to certain affiliated parties for a total of 7,500,000 shares of its restricted common stock valued at $0.020. Each of the three issuances was for 2,500,000 shares per a Bonus Program within Employment Agreement for completion of Knightsbridge Credit Line & Loan Agreement.

On July 23, 2014, the Registrant issued to a certain unaffiliated party a total of 100,000 shares of its restricted common stock valued at $0.050 as a signing bonus on a consulting agreement.

On July 23, 2014, the Registrant issued to a certain unaffiliated party a total of 423,000 shares of its restricted common stock valued at $0.027 as payment for consulting agreement.

On July 23, 2014, the Registrant issued to a certain unaffiliated party a total of 430,000 shares of its restricted common stock valued at $0.027 as payment for consulting agreement.

On July 28, 2014, the Registrant issued to a certain unaffiliated party a total of 527,704 shares of its restricted common stock valued at $0.038 in exchange for a direct investment of $20,000.

On July 28, 2014, the Registrant issued to a certain unaffiliated party a total of 3,000,000 shares of its restricted common stock valued at $0.017 in exchange for a direct investment of $50,000.

On July 28, 2014, the Registrant issued to a certain unaffiliated party a total of 200,000 shares of its restricted common stock valued at $0.025 for payment for setup of consulting agreement as well as approval to pay monthly $4,000 fee in shares at CEO’s discretion.

On July 30, 2014, the Registrant issued to a certain unaffiliated party a total of 66,667 shares of its restricted common stock valued at $0.150 as partial payment of $10,000 of outstanding invoices on services.

On August 1, 2014, the Registrant issued to a certain unaffiliated party, per a consulting agreement, a total of (a) 219,298 shares of its restricted common stock valued at $0.023; (b) 79,830 shares of its restricted common stock valued at $0.063; and (c) 161,290 shares of its restricted common stock valued at $0.031.

On August 1, 2014, the Registrant issued to a certain unaffiliated party a total of 326,923 shares of its restricted common stock valued at $0.026 in exchange for an outstanding invoice.

On August 15, 2014, the Registrant issued to a certain unaffiliated party a total of 300,000 shares of its restricted common stock valued at $0.037 as a signing bonus on a management consulting agreement.

On September 2, 2014, the Registrant issued to a certain unaffiliated party a total of 1,650,000 shares of its restricted common stock valued at $0.018 as a direct investment per SPA.

On September 15, 2014, the Registrant issued to a certain unaffiliated party, pursuant to a warrant right, a total of 15,000,000 shares of its restricted common stock valued at $0.050. The warrant was exercisable at the earlier of six months from issuance or after any three consecutive days where the weighted average share price exceeded $0.50 and was to expire two years from the date of issuance.

On September 15, 2014, the Registrant issued to certain affiliated parties, pursuant to various warrant rights, a total 20,000,000 shares of its restricted common stock valued at $0.001. The warrants were exercisable at the earlier of six months from issuance or after any three consecutive days where the weighted average share price exceeded $0.50 and were to expire two years from the date of issuance.

On September 18, 2014, the Registrant issued to a certain unaffiliated party a total of 344,500 shares of its restricted common stock valued at $0.001 as a signing bonus on a management consulting agreement.

All of the above issuances were made in reliance on the exemption from registration in Section 4(a)(2) under the Securities Act of 1933.

As of the date of this report, the Company had a total of 306,310,951 shares of common stock issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: September 29, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer

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